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Exhibit 4.2

THE WALT DISNEY COMPANY
OFFICERS' CERTIFICATE

        Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of September 24, 2001 (the "Indenture"), between The Walt Disney Company, a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A., a national banking association, as trustee (the "Trustee"), the undersigned Christine M. McCarthy and David K. Thompson, the Senior Vice President and Treasurer and Senior Vice President-Assistant General Counsel of the Company, respectively, hereby certify on behalf of the Company as follows:

        Article I. Authorization.    The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form of the Convertible Notes (as defined below) attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

        Article II. Compliance with Conditions Precedent.    All covenants and conditions precedent provided for in the Indenture relating to the establishment of a series of Securities have been complied with.

        Article III. Definitions.    Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

        "Applicable Procedures" means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Security in global form, the rules and procedures of the Depositary that are applicable to such conversion, transfer or exchange.

        "Book-Entry Notes" has the meaning provided in Section 4.03 hereof.

        "Business Day" means any day, with respect to any Convertible Note, other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Common Stock" means Disney Common Stock, as defined in the Company's Restated Certificate of Incorporation.

        "Company" has the meaning provided in the preamble hereof.

        "Company Notice" has the meaning provided in Section 4.11(a) hereof.

        "Company Notice Date" has the meaning provided in Section 4.11(a) hereof.

        "Continuing Director" means a director who either was a member of the Company's board of directors on April 8, 2003 or who becomes a member of the Company's board of directors subsequent to that date and whose appointment or election or nomination for election by the Company's stockholders, is duly approved by a majority of the continuing directors on the board of directors of Disney at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Disney on behalf of the board of directors in which such individual is named as nominee for director.

        "Conversion Agent" means the office or agency designated by the Company where Convertible Notes may be presented for conversion.

        "Conversion Date" has the meaning provided in Section 4.12(c) hereof.

        "Conversion Price" means $1,000 divided by the Conversion Rate.

        "Conversion Rate" has the meaning provided in Section 4.12(b) hereof.

        "Convertible Notes" has the meaning provided in Section 4.01 hereof.

        "Definitive Notes" has the meaning provided in Section 4.03 hereof.

        "Distributed Assets or Securities" has the meaning provided in Section 4.12(g)(iii) hereof.

        "Event of Default" has the meaning provided in Section 4.13 hereof.

        "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

        "Final Maturity" or "Final Maturity Date" means April 15, 2023.

        "Fundamental Change" will be deemed to have occurred at the time after the Convertible Notes are originally issued that any of the following occurs:

        (i)    a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's common equity representing more than 50% of the voting power of the Company's common equity entitled to vote generally in the election of directors;

        (ii)  consummation of any share exchange, consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of the Company's common equity immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change; or

        (iii)  Continuing Directors cease to constitute at least a majority of the Company's board of directors.

        A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

        (i)    the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Convertible Notes immediately before the Fundamental Change or the public announcement thereof, or

        (ii)  at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Convertible Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

        For purposes of the above paragraph the term capital stock of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations, or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

        "Fundamental Change Purchase Date" has the meaning provided in Section 4.09 hereof.

        "Fundamental Change Purchase Notice" has the meaning provided in Section 4.09(b) hereof.

        "Fundamental Change Purchase Price" has the meaning provided in Section 4.09 hereof.

        "Global Notes" or "Global Securities" has the meaning provided in Section 4.03 hereof.

        "Indenture" has the meaning provided in the preamble hereof.

        "Interest Payment Date" has the meaning provided in Section 4.06 hereof.

        "Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company's for this purpose.

        "Market Price" means the average of the Last Reported Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day prior to the applicable Purchase Date, Fundamental Change Purchase Date or date of determination (if the third Business Day prior to the applicable Purchase Date, Fundamental Change Purchase Date or date of determination is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such Purchase Date, Fundamental Change Purchase Date or date of determination, of any event requiring an adjustment of the Conversion Rate under this Officers' Certificate.

        "Principal," "Principal Amount" or "principal" of a debt security, including the Convertible Notes, means the principal of the security.

        "Purchase Date" has the meaning provided in Section 4.10(a) hereof.

        "Purchase Notice" has the meaning provided in Section 4.10(a)(i) hereof.

        "Purchase Price" has the meaning provided in paragraph 6 of the Notes.

        "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

        "Redemption Price" has the meaning provided in Section 4.08(a) hereof.

        "Regular Record Date" has the meaning provided in Section 4.06 hereof.

        "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or such other national security exchange, as the case may be, is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

        "Trustee" has the meaning provided in the preamble hereof.

        Article IV. Terms.    The terms of the series of Securities established pursuant to this Officers' Certificate shall be as follows:

        Section 4.01 Title.    The title of the series of Securities is the "2.125% Convertible Senior Notes due 2023" (the "Convertible Notes").

        Section 4.02 Aggregate Principal Amount.    The initial aggregate principal amount of the Convertible Notes which may be authenticated and delivered pursuant to the Indenture (except for Convertible Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Convertible Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6, 9.5 and 10.3 of the Indenture or (ii) which, pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) may not exceed $1,322,500,000.

        Section 4.03 Registered Securities in Book-Entry Form.    The Convertible Notes will be issued in book-entry form ("Book-Entry Notes") and represented by one or more global notes (the "Global Notes" or "Global Securities") in fully registered form, without coupons. The initial Depositary with respect to the Global Notes will be The Depository Trust Company, as Depositary for the accounts of its participants. So long as the Depositary for a Global Note, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Convertible Notes in book-entry form represented by such Global Note for all purposes under the Indenture. Book-Entry Notes will not be exchangeable for Convertible Notes in definitive form ("Definitive Notes") except as provided in Section 2.8 of the Indenture or if an Event of Default with respect to the Convertible Notes under the Indenture has occurred and is continuing, the Company will issue Definitive Notes in exchange for the Book-Entry Notes represented by any such Global Note or Convertible Notes.

        Section 4.04 Persons to whom interest payable.    Interest will be payable to the Person in whose name a Convertible Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date with respect to such Convertible Note, except for interest payable on a Convertible Note redeemed after a Regular Record Date and prior to the next succeeding Interest Payment Date (as to which interest will be paid, together with the principal amount so surrendered, to the Person who surrenders such Convertible Note, or portion thereof, for redemption).

        Section 4.05 Stated Maturity.    The principal amount of the Convertible Notes will be payable on April 15, 2023 unless the Convertible Notes are earlier repaid or converted in accordance with the Indenture and this Officers Certificate.

        Section 4.06 Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.    The Convertible Notes will bear interest at the rate of 2.125% per annum. Interest on the Convertible Notes will be payable semiannually in arrears on April 15 and October 15 of each year, commencing on October 15, 2003 (each, an "Interest Payment Date"). The Regular Record Date shall be April 1 or October 1, as the case may be (whether or not a Business Day) immediately preceding the related Interest Payment Date (the "Regular Record Date"). The Convertible Notes will bear interest from April 14, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including April 14, 2003 if no interest has been paid or duly provided for with respect to such Convertible Note), to but excluding the next succeeding Interest Payment Date. Interest on the Convertible Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

        Section 4.07 Place of Payment; Registration of Transfer and Exchange; Notices to Company.    Payment of the principal and interest on the Convertible Notes will be made at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such other offices or agencies as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (other than interest payable at redemption) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities; and provided, further, that any Holder of the Convertible Notes (if such Holder holds $10,000,000 or more in aggregate principal amount of the Convertible Notes) shall be entitled to receive payments of interest on the Convertible Notes by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date. Payments of principal and any interest on Convertible Notes in book-entry form represented by a Global Security or Securities will be made by the Company through the Trustee to the Depository or its nominee, as the case may be, as the holder of the Global Security or Securities representing such Convertible Notes in book-entry form.

        The Definitive Notes may be presented for exchange and registration of transfer at the office or agency of the Company maintained for that purpose, initially designated to be the Corporate Trust Office of the Trustee in Los Angeles, California, or at such additional offices or agencies as the Company may designate. Ownership of beneficial interests in Convertible Notes in book-entry form represented by a Global Security or Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository and its participants. Owners of beneficial interests in Convertible Notes in book-entry form represented by a Global Security or Securities will not be considered the owners or holders of such Convertible Notes under the Indenture.

        In the event of any redemption of fewer than all of the outstanding Convertible Notes, the Registrar need not register the transfer of or exchange any Convertible Notes selected for redemption (except, in the case of a Convertible Note to be redeemed in part, the portion of the Convertible Note not to be redeemed) or issue, register the transfer of or exchange any Convertible Notes for a period of 15 days before the mailing of the redemption notice. In addition, the Registrar need not register the transfer of or exchange any Convertible Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Convertible Note to be purchased in part, the portion of the Convertible Note not to be purchased).

        Notices and demands to or upon the Company in respect of the Convertible Notes and the Indenture may be served at The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521, Attention: Legal Department.

        Anything herein to the contrary notwithstanding, in the case of Global Notes, notices may be delivered or withdrawn and other actions taken, and such Convertible Notes may be surrendered for transfer, exchange, redemption or conversion in accordance with the Applicable Procedures as in effect from time to time.

        Section 4.08 Redemption.    Except as otherwise set forth below, the Company may redeem the Convertible Notes in accordance with the terms of Article III of the Indenture.

          (a)  On or after April 15, 2008, the Company may, at its option, redeem the Convertible Notes in whole, or in part, at any time at a redemption price (the "Redemption Price") equal to the

  Principal Amount of the Convertible Notes to be redeemed plus any accrued and unpaid interest to but excluding the Redemption Date.

          (b)  The Company shall notify the Trustee, Paying Agent, and each Holder by mail of the Redemption Date, Principal Amount of and any other information necessary to identify the Securities of such series to be redeemed and the Redemption Price not less than 30 nor more than 60 days before the Redemption Date. If fewer than all outstanding Convertible Notes are to be redeemed, the Trustee will select the Convertible Notes to be redeemed (in principal amounts of $1,000 or integral mutltiples thereof) by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate.

          (c)  If any Convertible Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Convertible Notes so selected, the converted portion of such Convertible Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Convertible Notes to be redeemed by the Company, to be the portion selected for redemption. Convertible Notes which have been converted during a selection of Convertible Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 4.08(c) shall affect the right of any Holder to convert any Convertible Notes before the termination of the conversion right with respect thereto.

          (d)  In addition to those matters set forth in Section 3.3 of the Indenture a notice of redemption sent to the Holders of Convertible Notes shall state:

            (i)    the name of the paying agent and conversion agent;

            (ii)  the then current Conversion Rate;

            (iii)  that the Convertible Notes called for redemption may be converted at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

            (iv)  that Holders who wish to convert Convertible Notes must comply with the procedures in Section 4.12 of this Officer's Certificate and paragraph 8 of the Convertible Notes;

        Section 4.09 Purchase at the Option of the Holder Upon a Fundamental Change.    If a Fundamental Change shall occur at any time prior to April 15, 2008, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Convertible Notes on the date that is no later than 35 Business Days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 4.11(f)) (the "Fundamental Change Purchase Date"). The Convertible Notes shall be repurchased in integral multiples of $1,000 of the Principal Amount. The Company shall purchase such Convertible Notes at a price (the "Fundamental Change Purchase Price") equal to the Principal Amount plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date. No Convertible Notes may be repurchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of all such Convertible Notes).

          (a)  Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee and the Paying Agent a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by

  Section 4.11(a) hereof, on or before the 30th day after the occurrence of such Fundamental Change.

          (b)  Exercise of Fundamental Change Option. For a Convertible Note to be so purchased at the option of the Holder, the Paying Agent must receive such Convertible Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

            (i)    if certificated, the certificate numbers of the Convertible Notes which the Holder shall deliver to be purchased;

            (ii)  the portion of the Principal Amount of the Convertible Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof; and

            (iii)  that such Convertible Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Convertible Notes and the Indenture;

          (c)  Fundamental Change Option Procedures. The Company shall purchase from a Holder, pursuant to this Section 4.09(c), Convertible Notes if the Principal Amount of such Convertible Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 4.09(c) shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Convertible Notes.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 4.09(b) shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.11(c).

        The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

        On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Convertible Notes to be purchased pursuant to this Section 4.09. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Convertible Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Convertible Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Convertible Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Convertible Notes shall cease to be outstanding and interest on such Convertible Notes shall cease to accrue, whether or not book-entry transfer of such Convertible Notes is made or such Convertible Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Convertible Notes). Nothing herein shall preclude any withholding tax required by law.

        The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        All questions as to the validity, eligibility (including time of receipt) and acceptance of any Convertible Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

  Section 4.10 Purchase of Convertible Notes at the Option of the Holder.

          (a)  On each of April 15, 2008, April 15, 2013 and April 15, 2018 (each, a "Purchase Date"), a Holder shall have the option to require the Company to purchase for cash any outstanding Convertible Notes for a price equal to 100% of the principal amount of the Convertible Notes to be purchased plus any accrued and unpaid interest to but excluding the applicable Purchase Date, upon:

            (i)    delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

              (1)  if certificated, the certificate numbers of the Convertible Notes which the Holder will deliver to be purchased;

              (2)  the portion of the Principal Amount of the Convertible Notes which the Holder will deliver to be purchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof; and

              (3)  that such Convertible Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Convertible Notes and the Indenture; and

            (ii)  delivery or book-entry transfer of such Convertible Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.10 only if the Convertible Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          (b)  The Company shall purchase from a Holder, pursuant to this Section 4.10, Convertible Notes if the Principal Amount of such Convertible Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

          (c)  Any purchase by the Company contemplated pursuant to the provisions of this Section 4.10 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Convertible Notes.

          (d)  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.10 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such

  Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.11(c).

          (e)  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (f)    On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Purchase Price of the Convertible Notes to be purchased pursuant to this Section 4.10. Payment by the Paying Agent of the Purchase Price for such Convertible Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Convertible Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price of such Convertible Notes on the Business Day following the Purchase Date, then, on and after such date, such Convertible Notes shall cease to be outstanding and interest on such Convertible Notes shall cease to accrue, whether or not book-entry transfer of such Convertible Notes is made or such Convertible Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Convertible Notes).

          (g)  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

  Section 4.11 Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Convertible Notes at the Option of the Holder.

          (a)  Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Convertible Note register maintained by the Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

            (i)    the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, the Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest, if any, that will be payable with respect to the Convertible Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

            (ii)  if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

            (iii)  the Purchase Date or Fundamental Change Purchase Date;

            (iv)  the last date on which a Holder may exercise their purchase right;

            (v)  the name and address of the Paying Agent and the Conversion Agent;

            (vi)  that Convertible Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

            (vii) that Convertible Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Officers' Certificate;

            (viii)that the Purchase Price or Fundamental Change Purchase Price for any Convertible Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Convertible Notes;

            (ix)  the procedures the Holder must follow under Sections 4.09 or 4.10, as applicable, and Section 4.11;

            (x)  briefly, the conversion rights of the Convertible Notes;

            (xi)  that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Convertible Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

            (xii) the CUSIP or ISIN number of the Convertible Notes; and

            (xiii)the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

        Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New

York or publish such information on its then existing Web site or through such other public medium as it may use at the time.

        At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

          (b)  Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 4.09(b) or Section 4.10(a), as applicable, the Holder of the Convertible Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Convertible Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Convertible Notes (provided the conditions in Section 4.09(b) or Section 4.10(a), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Convertible Notes to the Paying Agent by the Holder thereof in the manner required by Section 4.09(b) or Section 4.10(a), as applicable. Convertible Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn or deemed to have been validly withdrawn as specified in the following two paragraphs.

          (c)  Withdrawal of a Purchase Notice or Fundamental Change Purchase Notice. A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

            (i)    if certificated, the certificate number of the Convertible Notes in respect of which such notice of withdrawal is being submitted;

            (ii)  the Principal Amount of the Convertible Notes with respect to which such notice of withdrawal is being submitted; and

            (iii)  the Principal Amount, if any, of such Convertible Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

          (d)  Effect of Event of Default. There shall be no purchase of any Convertible Notes pursuant to Section 4.09 or Section 4.10 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Convertible Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Officers' Certificate, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          (e)  Convertible Notes Purchased in Part. Any Convertible Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Convertible Notes, without service charge, a new Convertible Note or Convertible Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Convertible Notes so surrendered which is not purchased or redeemed.

          (f)    Covenant to Comply with Securities Laws Upon Purchase of Convertible Notes. In connection with any offer to purchase Convertible Notes under Sections 4.09 or 4.11 hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 4.09 or 4.11 to be exercised in the time and in the manner specified in Sections 4.09 or 4.11.

          (g)  Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 12 of the Convertible Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.09(c) or 4.10(f), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Convertible Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

          (h)  Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 4.11(a) herein.

  Section 4.12 Conversion of Convertible Notes.

          (a)  Right to Convert. A Holder may convert its Convertible Notes for Common Stock at any time during the periods specified in paragraph 8 of the Convertible Notes:

          (b)  The Initial Conversion Rate. The Initial Conversion Rate is 33.9443 shares of Common Stock issuable upon conversion of a Convertible Note per $1,000 Principal Amount (the "Conversion Rate"), subject to adjustment as herein set forth.

        A Holder may convert a portion of the Principal Amount of Convertible Notes if the portion is $1,000 or a multiple of $1,000.

          (c)  Conversion Procedures. To convert Convertible Notes, the requirements set forth in this Section 4.12(c) and in paragraph 8 of the Convertible Notes must be satisfied.

        To convert the Convertible Notes, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Convertible Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Definitive Notes, surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 4.12(d).

        Holders of Convertible Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Convertible Notes at any time after the close of business on such Regular Record Date. Convertible Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except for Convertible Notes in respect of which a Redemption Date has been declared that falls within this period or on such Interest Payment Date) must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Convertible Notes. Except as described above, no payment or adjustment will be made for accrued interest on converted Convertible Notes.

        The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Convertible Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Convertible Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Convertible Notes, such Person shall no longer be a Holder of such Convertible Notes.

        No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in paragraph 4.12(g) or as otherwise provided in the Indenture or this Certificate.

        If a Holder converts more than one Convertible Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Convertible Notes converted.

        Upon surrender of a Convertible Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Convertible Note in an authorized denomination equal in Principal Amount to the unconverted portion of the Convertible Note surrendered.

        If the last day on which Convertible Notes may be converted is a legal holiday in a place where a Conversion Agent is located, the Convertible Notes may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

        A Holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Convertible Notes to Common Stock, and only to the extent such Convertible Notes are deemed to have been converted into Common Stock pursuant to this Section 4.12.

          (d)  Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Convertible Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

          (e)  Taxes on Conversion. If a Holder converts Convertible Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

          (f)    Covenants of the Company. The Company shall, prior to issuance of any Convertible Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Convertible Notes.

        All shares of Common Stock delivered upon conversion of the Convertible Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Convertible Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          (g)  Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (i)    In case the Company shall (a) pay a dividend, or make a distribution, exclusively in shares of its Common Stock or other capital stock, on its Common Stock; (b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine its outstanding Common Stock into a smaller number of shares; or (d) reclassify its Common Stock, the

    Conversion Rate in effect immediately prior to the effective date for the adjustment pursuant to this Section 4.12(g)(i), as described below, shall be adjusted so that the Holder of any Convertible Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of any class of the Company's capital stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Convertible Notes been converted immediately prior to the applicable Record Date in the case of a transaction described in clause (a) above or the effective date in the case of any other of the foregoing transactions. If any dividend or distribution of the type described in clause (a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 4.12(g)(i) shall become effective immediately after the applicable Record Date in the case of a dividend and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Company's Common Stock.

            (ii)  In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such Record Date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (iii)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 4.12(g)(ii) hereof) (any of the foregoing hereinafter in this Section 4.12(g)(iii) called the "Distributed Assets or Securities") in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 4.12(g)(iii) has been made, exceeds 15% of the Market Price on the Trading Day immediately preceding the declaration of such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date mentioned below by a fraction of which the numerator shall be the Market Price per share of the Common Stock on such Record Date, and the denominator shall be the Market Price per share of the Common Stock on such Record Date less the Fair Market Value on such Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of stockholders entitled to receive such distribution; provided, however, that, if (a) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the Record Date or (b) the Market Price of the Common Stock on the Record Date is greater than the Fair Market Value of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights, warrants or options comprising such dividend or distribution the Holder would have received had such Holder converted such Convertible Notes immediately prior to such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

            (iv)  Notwithstanding the foregoing provisions of Section 4.12(g)(ii) or (iii), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holders Convertible Notes.

            (v)  No adjustment pursuant to the conversion rate or a holder's ability to convert pursuant to this Section 4.12(g) shall be made in connection with the issuance of rights, the distribution of separate certificates representing rights or the exercise, redemption, termination or invalidation of rights pursuant to any stockholder rights plan implemented by the Company which provides that, upon conversion of the Convertible Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such stockholder rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

            (vi)  For purposes of this Section 4.12(g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (h)  Miscellaneous Provisions Relating to Conversion.

            (i)    Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 4.12(g), the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 4.11, 4.12(g) and this Section 4.12(h) shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

            (ii)  When No Adjustment Required. No adjustment to the Conversion Price need be made:

              (1)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

              (2)  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

              (3)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Convertible Notes were first issued;

              (4)  for a change in the par value of the Common Stock; or

              (5)  for accrued and unpaid interest.

        To the extent the Convertible Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment shall be made thereafter as to the cash, assets, property or such securities. Interest shall not accrue on such cash.

            (iii)  Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

            (iv)  Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 4.12(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

            (v)  Notice to Holders Prior to Certain Actions. In case:

              (1)  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.12(g);

              (2)  the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

              (3)  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

              (4)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

        the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Convertible Note register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

            (vi)  Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the conversion rate will not be adjusted. If any of the events described in the preceding sentence occur, the Company or the continuing, successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture or otherwise amend the terms of the Convertible Notes, to provide that each Convertible Note shall be convertible into the kind and amount of shares of stock, other securities or property or assets (including cash) that the Holder of the Convertible Note would have received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance if such Holder had converted such Convertible Note into the number of shares of Common Stock issuable upon conversion of such Convertible Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture or other amendment to the Convertible Notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.12(h)(vi).

        The Company shall cause notice of the execution of such supplemental indenture or amendment of the Convertible Notes to be mailed to each Holder, at its address appearing on the Convertible Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

        If this Section 4.12(h) applies to any event or occurrence, Section 4.12(g) shall not apply.

            (vii) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article 6 of the Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 4.12. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.12(h)(vi) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Convertible Notes after any event referred to in such Section 4.12(h)(vi) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

            (viii)Simultaneous Adjustments. In the event that Section 4.12(g) requires adjustments to the Conversion Rate under more than one of Sections 4.12(g)(i), (ii) or (iii), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 4.12(g)(iii), second, the provisions of Section 4.12(g)(i), and third, the provisions of Section 4.12(g)(ii).

            (ix)  Successive Adjustments. After an adjustment to the Conversion Rate under Section 4.12(g), any subsequent event requiring an adjustment under Section 4.12(g) shall cause an adjustment to the Conversion Rate as so adjusted.

            (x)  General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 4.12(g) or 4.12(h), such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of 4.12(g) or 4.12(h) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

        Section 4.13 Additional Events of Default.    In addition to those matters set forth in Section 6.1 of the Indenture, an "Event of Default" with respect to the Convertible Notes shall occur if:

          (a)  The Company defaults in its obligation to repurchase Convertible Notes upon the occurrence of a Fundamental Change or the exercise by a holder of its option to require the Company to repurchase such holder's Convertible Notes;

          (b)  The Company defaults in its obligation to redeem the Convertible Notes after exercising its redemption option pursuant to Section 4.08; and

          (c)  The Company defaults in its obligation to convert the Convertible Notes upon exercise of a holder's conversion right.

        Section 4.14 Amendments; Waiver.    In addition to those matters set forth in Section 9.2 of the Indenture (including the terms and conditions of the Convertible Notes set forth herein), with respect to the Convertible Notes, no amendment or supplemental indenture shall without the consent of the Holder of each Convertible Note affected thereby:

          (a)  reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Convertible Notes; or

          (b)  make any change that adversely affects the Holders' right to convert the Convertible Notes.

        In addition, with respect to the Convertible Notes, to the extent set forth in Section 6.4 of the Indenture, the holders of at least a majority in aggregate Principal Amount of the outstanding Convertible Notes may waive an existing Default other than:

          (a)  any Default by the Company in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Convertible Notes, or

          (b)  any Default which constitutes a failure to convert any Convertible Note in accordance with its terms, this Officer's Certificate and the Indenture.

        Section 4.15 Register of Securities; Paying Agent; Conversion Agent.    Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

        Section 4.16 Calculations in respect of the Convertible Notes.    The Company will be responsible for making all calculations called for under the Convertible Notes. These calculations include, but are not limited to, determination of the Market Price, accrued interest payable on the Convertible Notes and Conversion Price of the Convertible Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder

        Section 4.17 Form.    The Convertible Notes will be in substantially the form set forth in Exhibit A hereto, and may have such other terms as are provided therein.

* * *

        All capitalized terms used in this Officers' Certificate and not defined herein shall have the meanings set forth in the Indenture.

        Each of the undersigned, for himself, states that he has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of forms of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him in this Certificate are based upon such familiarity; and that he has made such examination or investigation as is necessary to enable him to determine whether or not the covenants and conditions referred to above have been complied with; and in his opinion, such covenants and conditions have been complied with.

        Insofar as this Certificate relates to legal matters it is based upon the Opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 2.4 of the Indenture and relating to the Convertible Notes.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have hereunto signed this Certificate on behalf of the Company as of the 14th day of April, 2003.

THE WALT DISNEY COMPANY
By:	/s/ CHRISTINE M. MCCARTHY Name: Christine M. McCarthy Title: Senior Vice President and Treasurer
By:	/s/ DAVID K. THOMPSON Name: David K. Thompson Title: Senior Vice President—Assistant General Counsel and Corporate Secretary

Exhibit A

        Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the Depositary or any such nominee to a successor Depository or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED		REGISTERED
THE WALT DISNEY COMPANY
2.125% Convertible Senior Note due 2023
NO.		Principal Amount:
CUSIP: 254687 AU 0

The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of            , on April 15, 2023.

        This Note shall bear interest as specified on the other side of this Note. This Note is convertible and is subject to redemption at the option of the Company and to purchase by the Company at the option of the Holder as specified on the other side of this Note.

        Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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        IN WITNESS WHEREOF, The Walt Disney Company has caused this instrument to be signed by the manual signature of its Chairman of the Board, one of its Vice-Chairmen, its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.

(SEAL)		THE WALT DISNEY COMPANY
		By:	Christine M. McCarthy Senior Vice President and Treasurer
ATTEST:
By:	Marsha L.Reed Vice President—Governance Administration and Assistant Secretary
Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee
By:	Authorized Signatory

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[REVERSE SIDE OF GLOBAL SECURITY]

THE WALT DISNEY COMPANY
2.125% CONVERTIBLE SENIOR NOTES DUE 2023

        This Note is one of a duly authorized issue of 2.125% Convertible Senior Notes due 2023 (the "Notes") of The Walt Disney Company, a Delaware Corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued pursuant to an Indenture, dated as of September 24, 2001 (the "Base Indenture"), between the Company and Wells Fargo Bank, N.A., a national banking association, as Trustee (which term includes any successor trustee under the Indenture), as supplemented by an Officers' Certificate dated as of April 14, 2003 issued pursuant to Sections 2.1 and 2.3(a) of the Base Indenture setting forth the terms of the Notes (the "Officers' Certificate," and together with the Base Indenture, the "Indenture"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are general unsecured obligations of the Company limited to $1,322,500,000 aggregate Principal Amount.

1.
INTEREST

        This Note shall bear interest at a rate of 2.125% per year on the Principal hereof, from April 14, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2003 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on April 1 and October 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 4 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Final Maturity of this Note) or if interest due hereon or any portion of such interest is not paid when due in accordance with this paragraph or paragraph 9 hereof, then in each such case the overdue amount shall bear interest at the rate of 2.125% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.
METHOD OF PAYMENT

        Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay, at the office of the Paying Agent, cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money mailed to the Holder's registered address or, with respect to Global Securities, by wire transfer.

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3.
PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

        Initially, Wells Fargo Bank, N.A., a national banking association (the "Trustee"), shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

4.
REDEMPTION AT THE OPTION OF THE COMPANY

        No sinking fund is provided for the Notes. The Notes are redeemable at any time on or after April 15, 2008 in whole, or in part, at the option of the Company at a redemption price ("Redemption Price") equal to the Principal Amount of the Notes to be redeemed plus any accrued and unpaid interest to the Redemption Date.

5.
NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

        Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000 Principal Amount.

6.
PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

        (a)  Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on April 15, 2008, April 15, 2013 and April 15, 2018 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to the Principal Amount of the Notes to be purchased plus any accrued and unpaid interest to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

        Notes in denominations larger than $1,000 Principal Amount may be purchased in part, but only in integral multiples of $1,000 Principal Amount.

        (b)  If a Fundamental Change shall occur at any time prior to April 15, 2008, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 Business Days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the Principal Amount of Notes purchased plus accrued and unpaid interest to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash.

        (c)  Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

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        (d)  If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest shall cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note).

7.
RANKING

        The Notes are unsecured senior obligations of the Company and shall rank pari passu in right of payment with all other unsecured senior indebtedness of the Company from time to time outstanding. The Notes are not guaranteed.

8.
CONVERSION

        Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock of the Company on or before the close of business on April 15, 2023 during the periods and upon satisfaction of at least one of the conditions set forth below:

        (a)  in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter equals or exceeds 120% or, on and after April 15, 2008, 100% of the Conversion Price on such last Trading Day;

        (b)  during any period in which both (A) the credit rating assigned to the Notes by Moody's Investors Service, Inc. is lower than Ba1 and (B) the credit rating assigned to the Notes by Standard & Poor's Ratings Services is lower than BB+;

        (c)  during any period in which the Notes no longer are assigned credit ratings by at least one of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services;

        (d)  in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; or

        (e)  in the event that the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

        In addition, the Notes will be convertible in accordance with this paragraph if the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price on the Trading Day immediately preceding the declaration date of such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, a Holder may not exercise the foregoing right to convert if the Holder may participate in the distribution without converting his Notes.

5

        Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to paragraph 6 hereof may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

        The initial Conversion Rate is 33.9443 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

        Holders of Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except for Notes in respect of which a Redemption Date has been declared that falls within this period or on such Interest Payment Date) must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes. Except as described above, no payment or adjustment will be made for accrued interest on converted Notes.

        To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

        A Holder may convert a portion of the Notes only if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

9.
DEFAULTED INTEREST

        Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.13 of the Base Indenture.

10.
DENOMINATIONS; TRANSFER; EXCHANGE

        The Notes are in registered form, without coupons, in denominations of $1,000 Principal Amount and multiples of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. In the event of any redemption of fewer than all of the outstanding Notes, the Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or issue, register the transfer of or exchange any Notes for a period of 15 days before the mailing of the redemption notice. In addition, the Registrar need not register the transfer of or exchange any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased).

11.
PERSONS DEEMED OWNERS

        The registered Holder of this Note may be treated as the owner of this Note for all purposes.

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12.
UNCLAIMED MONEY OR PROPERTY

        The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.
AMENDMENT; WAIVER

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 9.1 of the Base Indenture.

14.
DEFAULTS AND REMEDIES

        If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the Principal Amount and any accrued and unpaid interest, of all the Notes to be due and payable in the manner and with the effect provided in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

        Events of Default in respect of the Notes are set forth in Section 4.13 of the Officers' Certificate and Section 6.1 of the Base Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives satisfactory indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment on any Notes) if it determines that withholding notice is in their interests.

15.
CONSOLIDATION, MERGER, AND SALE OF ASSETS

        In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of Company's property or assets as described in Section 5.1 of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company's rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes.

16.
TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

        The Trustee, Paying Agent, Conversion Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

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17.
CALCULATIONS IN RESPECT OF THE NOTES

        The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the Market Price, accrued interest payable on the Notes and Conversion Price of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

18.
NO RECOURSE AGAINST OTHERS

        A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.
AUTHENTICATION

        This Note shall not be valid until an authorized officer of the Trustee or authenticating agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

20.
ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN
ACT Custodian
(Cust.)
(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

21.
GOVERNING LAW

        The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

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FORM OF CONVERSION NOTICE

To: The Walt Disney Company

        The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, for shares of Common Stock of The Walt Disney Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

Signature(s)
Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.
Signature Guarantee
Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

(Name)		Principal Amount to be converted (if less than all):
$ ,000
(Street Address)
Social Security or Other Taxpayer Number
(City, state and zip code)
Please print name and address

9

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: The Walt Disney Company

        The undersigned registered holder of this Note hereby acknowledges receipt of a notice from The Walt Disney Company (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)
Principal Amount to be purchased (if less than all): $ ,000

Social Security or Other Taxpayer Number
Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address

10

FORM OF PURCHASE NOTICE

To: The Walt Disney Company

        The undersigned registered holder of this Note hereby acknowledges receipt of a notice from The Walt Disney Company (the "Company") as to the holder's option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Principal Amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)
Principal Amount to be purchased (if less than all): $ ,000

Social Security or Other Taxpayer Number
Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address

11

ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Postal Zip Code of Assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:	Signature:
NOTICE:	The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

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QuickLinks

  Exhibit 4.2
  Exhibit A